Exhibit 10.15

SCHEDULE OF NON-EMPLOYEE DIRECTORS’ ANNUAL COMPENSATION

OF

C&F FINANCIAL CORPORATION

Effective January 1, 2016

Amount
Annual Retainer Fees [1]
Service as a Director	$10,000
Service as Chairman of Audit Committee	$6,000 (additional)
Service as Chairman of Compensation Committee	$5,000 (additional)

Meeting Fees [2]
Base per day	$600
Secondary meeting(s) per day	$300

Equity Compensation
In addition to cash compensation, non-employee directors are eligible to receive equity-based awards under the Corporation’s 2013 Stock and Incentive Compensation Plan, as determined in the Board’s discretion.

1	The retainer fees are payable in quarterly installments.

2

All non-employee directors receive a base meeting fee of $600 per day for Corporation board, C&F Bank board, C&F Bank subsidiary board or committee meeting attendance and a fee of $300 for secondary meeting attendance for each additional Corporation board, C&F Bank board, C&F Bank subsidiary board or committee meeting held on the same day as a meeting for which the base meeting fee is paid.